As filed with the Securities and Exchange Commission on May 11, 2007
Registration No.333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SERVICE CORPORATION INTERNATIONAL
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1488375 (I.R.S. Employer Identification No.)
1929 Allen Parkway
Houston, Texas 77019
(Address of principal executive offices, including zip code)

Service Corporation International Amended 1996 Incentive Plan
(Full title of the plan)
James M. Shelger
Senior Vice President,
General Counsel and Secretary
1929 Allen Parkway
Houston, Texas 77019
(Name and address of agent for service)
(713) 522-5141
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Title of	Maximum	Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate	Amount of
registered	registered (1)(2)	share	offering price (3)	registration fee
Common Stock, $1.00 par value per share	10,000,000 (4)	$12.275 (3)	$122,750,000	$3,768.43

(1)	Registration Statement No. 333-19863 previously registered 12,000,000 shares of Service Corporation International (the “Company”) common stock, $1.00 par value per share (“Common Stock”), offered under the Service Corporation International 1996 Incentive Plan (the “1996 Plan”), and Registration Statement No. 333-82475 previously registered an additional 12,000,000 shares of Common Stock offered under the Service Corporation International Amended 1996 Incentive Plan (the “Amended Plan”). This Registration Statement is being filed to register 10,000,000 additional shares of Common Stock that may be issued under the Amended Plan.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under the Amended Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported by the New York Stock Exchange on May 8, 2007, with respect to 10,000,000 shares of Common Stock as to which awards have not been granted as of the date of filing this Registration Statement.

(4)	There are also registered hereunder (i) the Series D Junior Participating Preferred Stock Purchase Rights of the Company (“Rights”) associated with the shares of Common Stock being registered, and (ii) the resale of any such shares and Rights by persons who may be deemed affiliates of the Company pursuant to the provisions of Form S-8.

PART II
Item3. Incorporation of Documents by Reference
Item4. Description of Securities
Item5. Interests of Named Experts and Counsel
Item6. Indemnification of Directors and Officers
Item7. Exemption from Registration Claimed
Item8. Exhibits
Item9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
Opinion of Locke Liddell & Sapp LLP
Consent of PricewaterhouseCoopers LLP

PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the Securities and Exchange Commission by the Company are incorporated by reference and made a part of this registration statement:
(i)	Annual Report on Form 10-K for the year ended December 31, 2006;

(ii)	Current Reports on Form 8-K filed February 12, 2007, March 27, 2007, and April 10, 2007;

(iii)	The description of the Common Stock set forth under the caption “Item 1. Description of Securities to be Registered — Capital Stock” in the Form 8, Amendment No. 3, dated September 15, 1982, to the Company’s Registration Statement on Form 8-A; and

(iv)	The description of the Company’s Series D Junior Participating Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A dated May 14, 1998.
All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Service Corporation International is a Texas corporation.
Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.
Under the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Company’s directors will be limited to the fullest extent permitted by any such provision.
The Company’s Bylaws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities, and expenses incurred by reason of their positions with the registrant or such other business organizations. The Company also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Act”). In addition, the Company has an Indemnification Agreement with each of its directors and officers providing for the indemnification of each such person to the fullest extent permitted by Texas law.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the following exhibits is filed with this registration statement:

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-10867 on Form S-3).

4.2	Articles of Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1996).

4.3	Statement of Resolution Establishing Series of Shares of Series D Junior Participating Preferred Stock dated July 27, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30, 1998).

4.4	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 2006).

4.5	Rights Agreement, dated as of May 14, 1998, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to Form 8-A dated May 14, 1998).

4.6	Agreement Appointing a Successor Rights Agent Under Rights Agreement, dated June 1, 1999, by the Company, Harris Trust and Savings Bank and The Bank of New York. (Incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended June 30, 1999).

*5.1	Opinion of Locke Liddell & Sapp LLP.

10.1	Amended 1996 Incentive Plan (incorporated by reference to Annex A of the Proxy Statement dated April 6, 2007).

*23.1	Consent of Locke Liddell & Sapp LLP (contained in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Power of Attorney (contained on the signature page hereto).
Item 9. Undertakings

a.	Rule 415 Offering. The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b.	Incorporation of Subsequent Filings by Reference. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.	Form S-8 Filing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of May, 2007.

SERVICE CORPORATION INTERNATIONAL
By:	/s/ James M. Shelger
James M. Shelger
Senior Vice President, General Counsel and Secretary

We, the undersigned officers and directors of Service Corporation International, hereby severally constitute and appoint James M. Shelger our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Service Corporation International to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of May, 2007.

Signature	Title
/s/ R. L. Waltrip	Chairman of the Board
R. L. Waltrip

/s/ Thomas L. Ryan	Director, President and Chief Executive Officer
Thomas L. Ryan	(Principal Executive Officer)

/s/ Eric D. Tanzberger	Senior Vice President and Chief Financial Officer
Eric D. Tanzberger	(Principal Financial Officer)

/s/ Jeffrey I. Beason	Vice President and Corporate Controller
Jeffrey I. Beason	(Principal Accounting Officer)

/s/ Alan R. Buckwalter, III	Director
Alan R. Buckwalter, III

/s/ Anthony L. Coelho	Director
Anthony L. Coelho

/s/ A. J. Foyt, Jr.	Director
A. J. Foyt, Jr.

/s/ S. Malcolm Gillis	Director
S. Malcolm Gillis

/s/ Victor L. Lund	Director
Victor L. Lund

/s/ John W. Mecom, Jr.	Director
John W. Mecom, Jr.

Signature	Title
/s/ Clifton H. Morris, Jr.	Director
Clifton H. Morris, Jr.

/s/ W. Blair Waltrip	Director
W. Blair Waltrip

/s/ Edward E. Williams	Director
Edward E. Williams

INDEX TO EXHIBITS

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-10867 on Form S-3).

4.2	Articles of Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1996).

4.3	Statement of Resolution Establishing Series of Shares of Series D Junior Participating Preferred Stock dated July 27, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30, 1998).

4.4	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 2006).

4.5	Rights Agreement, dated as of May 14, 1998, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to Form 8-A dated May 14, 1998).

4.6	Agreement Appointing a Successor Rights Agent Under Rights Agreement, dated June 1, 1999, by the Company, Harris Trust and Savings Bank and The Bank of New York. (Incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended June 30, 1999).

*5.1	Opinion of Locke Liddell & Sapp LLP.

10.1	Amended 1996 Incentive Plan (incorporated by reference to Annex A of the Proxy Statement dated April 6, 2007).

*23.1	Consent of Locke Liddell & Sapp LLP (contained in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24.1	Power of Attorney (contained on the signature page hereto).